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                                                                    EXHIBIT A






FOR RELEASE APRIL 24, 2001


              Contact:  Jim Taylor, Chief Financial Officer

                              972-869-3400

                             jtaylor@thomasgroup.com



[ ]    Q1 EARNINGS RELEASE CONFERENCE CALL


We would like to invite you to participate in a conference call with Senior Management of Thomas Group, Inc.



NASDAQ/NMS SYMBOL:  TGIS
TUESDAY, MAY 1, 2001
8:00 A.M. CST, 9:00 A.M. EST



To participate in the Conference Call, please call 800-260-0718 from the U.S., or 612-332-0806 from outside the U.S., on Tuesday, May 1, 2001 at 7:55 a.m. CST/8:55 a.m. EST. You will need to know the name of

the call:                      First Quarter Earnings Release Conference Call
the company contact:           Jim Taylor

Although interactive participation in the call will be limited to investment professionals, any interested party may listen to a live broadcast of the call via the Internet by logging on to www.vcall.com. Interested persons are encouraged to log on to vcall approximately 15 minutes prior to the designated start time in case they need to download any software. For those unable to listen to the live broadcast, a replay will be available at the same web site beginning immediately after the conclusion of the call and continuing through midnight on May 8, 2001.



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IF YOU HAVE ANY QUESTIONS, PLEASE CONTACT JIM TAYLOR AT 972-869-3400.

THANK YOU.

FOR PLAYBACK OF THE CONFERENCE CALL, BEGINNING 11:30 A.M. 5/1/01 AND ENDING 11:59 P.M. ON 05/08/01, U.S. CALLERS MAY CALL 800-475-6701 AND INTERNATIONAL CALLERS MAY CALL 320-365-3844. THE CONFERENCE CALL REPLAY ID# IS 583251.